UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated With Exit or Disposal Activities

On November 3, 2017, the Chief Executive Officer of Cimpress N.V. approved the recommendation of the Vistaprint leadership team to reorganize the Vistaprint business and committed Cimpress to the restructuring. This restructuring will reduce Vistaprint headcount and other operating costs, and is expected to simplify operations and more closely align functions to increase the speed of execution. We believe these changes will both increase the steady-state free cash flow of Vistaprint and free up capital to reinvest in other areas of Vistaprint that provide the greatest benefit to our customers and our long-term shareholders.

Cimpress expects the Vistaprint headcount and cost reductions to be largely implemented over the coming two months and believes they will reduce fiscal year 2018 operating expenses by between $20 million and $22 million. Certain of the actions that are being considered are subject to mandatory consultations with employees, works councils and/or governmental authorities. Based on a preliminary assessment of the planned actions, Cimpress expects to take restructuring charges of approximately $15 million to $17 million during the quarter ending December 31, 2017, which primarily consists of one-time termination benefits. Cimpress expects that almost all of the estimated restructuring charges will be cash expenditures.

This report contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including the expected effects of, savings from, and charges associated with the Vistaprint restructuring, and our actual results may differ materially from those indicated by these forward-looking statements. Our forward-looking projections and expectations for the Vistaprint restructuring are based on assumptions and judgments by management that may turn out to be wrong, the restructuring may not have the effects that we expect, we may lose key personnel, and we may fail to reposition our Vistaprint brand, attract new customers and retain our current customers, and manage the growth and complexity of our business. You can find other factors that may cause our actual results to differ materially from those indicated by the forward-looking statements in this report in our Form 10-Q for the fiscal quarter ended September 30, 2017 and the other documents we periodically file with the U.S. SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 3, 2017                                           Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer